POWER OF ATTORNEY
FOR
SEC FILINGS UNDER SECTION 16 AND RULE 144


The undersigned hereby makes, constitutes and appoints:

(a) with respect to all SEC Filings (as defined below), each of Beth Suzanski, Candi James and Jonathan J. Doyle, and

(b) with respect to all SEC Filings under Rule 144 (each as defined below), including any Notice of Proposed Sale of Securities on Form 144 ("Form 144"), each of Tracey Cornelison, Mohammed Alshatri, Melissa Fisher, Maressia Rooks-Bailey and Rashida Mitchell, in his or her capacity as a duly authorized representative of Raymond James & Associates, Inc. (the "Broker"), a Florida corporation and wholly-owned subsidiary of the Company
(as defined below), or any of them acting singly, and with full power of substitution, re-substitution and delegation, the undersigned's true and lawful attorney in fact (each of such persons and their substitutes and delegees being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as an officer, director or shareholder of Raymond James Financial, Inc. (the "Company"), to:

1. Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission ("SEC") utilizing the SEC's Electronic Data Gathering and Retrieval ("EDGAR") system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

2. Prepare and execute any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933
("Rule 144"), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as "SEC Filings");

3. Submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under
Section 5 below;

4. File, submit or otherwise deliver SEC Filings to any securities exchange on which the Company's securities may be listed or traded;

5. Act as an account administrator for the undersigned's EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities;
(ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and
(v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

6. Cause the Company to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Company's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account;

7. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company, and any brokers (including the Broker), dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact; and

8. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required of, the undersigned. The undersigned acknowledges that:

a. This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b. Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c. Neither the Company, the Broker, nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act;

d. This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or
Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act, and, in that regard, the undersigned hereby releases the Attorneys-in-Fact, the Company and the Broker from any liability with respect to any action taken or omitted in good faith by them in connection with such filings;

e. It is his/her responsibility to provide information to the Attorneys-in-Fact on a timely basis with respect to any proposed transaction that could require the filing of any Form 3, 4 or 5, or Form 144, and to respond in a timely manner to all communications, notices and inquiries from the Attorneys-in-Fact, the Company or the Broker, or their respective representatives, with respect to any proposed transaction; and

f. Any failure to provide information on a timely basis, or to respond in a timely manner to such notices, communications and inquiries, could result in the failure to make timely SEC Filings, which could result in violations of law by the undersigned, as well as public disclosure of delinquent filings by the undersigned.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5, Schedules 13D or 13G, or Forms 144, with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 21st day of May, 2025.


/s/ Tarek Helal
________________________
Signature

Tarek Helal
________________________
Print Name

WITNESSES:

/s/ Ryne Minor
________________________
Signature

Ryne Minor
________________________
Print Name


/s/ Beth Suzanski
________________________
Signature

Beth Suzanski
________________________
Print Name


Signed before me this 21st day of May, 2025

/s/ Justyna Lomot
________________________
Notary Public

Justyna Lomot
Notary Public - State of Florida
Commission # HH 502567
My Comm. Expires Mar 11, 2028
Bonded through National Notary Assn.